                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)    April 30, 1996
                                                  ----------------------------

                           NSA INTERNATIONAL, INC.
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Tennessee                     0--19487                  62-1387102
- ------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)         Identification No.)


 4260 East Raines Road, Memphis, Tennessee                         38118
- ------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code    (901) 366-9288
                                                    --------------------------

                                Not Applicable
- ------------------------------------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

                 None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On April 30, 1996, the Registrant sold substantially all of the assets of its wholly owned subsidiary, National Safety Associates Ltd., an Ontario corporation ("NSA Canada"), to National Safety Associates of Canada Inc. ("Buyer"), an Ontario corporation owned by Roger Pearsall, a vice-president of the Registrant, Jacques Blondeau, a consultant to the Registrant, G. Paul Stewart, President of NSA Canada, and Douglas Arscott, an employee of a subsidiary of the Registrant,. Messrs. Pearsall, Blondeau and Arscott will be passive investors in the Buyer and will continue to perform services for the Registrant or its subsidiaries to the same extent performed prior to the transaction.

         The purchase price for substantially all of the assets of NSA Canada was $740,945.42 (U.S.). The assets of NSA Canada were sold at the approximate book value of the assets. Due to the Company's existing relationship with the Purchasers, the Board of Directors retained an unrelated third party expert to evaluate the fairness of the transaction to the Company. The fairness opinion provides that the purchase price is fair to the Registrant and its shareholders. The purchase price for the NSA Canada assets consists of the delivery and payment in accordance with the terms of the Buyer's promissory note in the principal amount of $740,495.42 which is due and payable over a five and a half year period. The note is secured by the fixed assets of the Buyer.

         Additionally, as a condition of the sale, the Registrant entered into a distribution contract with the Buyer which provides that the Buyer will continue to purchase products from the Registrant for resale in Canada.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                 None.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                 None.

ITEM 5.  OTHER EVENTS.

                 None.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                 None.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 A copy Asset Purchase Agreement described in Item 2 is attached hereto as Exhibit A.

ITEM 8.  CHANGE IN FISCAL YEAR.

                 None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  NSA INTERNATIONAL, INC.


Date:  April 30, 1996             By: /s/ A. Jay Martin
                                      -----------------------------------------
                                      A. Jay Martin, President


Date:  April 30, 1996             By: /s/ William R. Hagel
                                      -----------------------------------------
                                      William R. Hagel, Chief Financial Officer

                             Exhibit A to Form 8-K

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                        NATIONAL SAFETY ASSOCIATES LTD.


                                      AND


                   NATIONAL SAFETY ASSOCIATES OF CANADA INC.


                                 April 30, 1996

                               TABLE OF CONTENTS

(This Table of Contents is not a part of the Agreement and is only for convenience of reference.)

                                                                                                                     Page
                                                                                                                     ----
1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 1 -

2.  Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -

3.  Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -

4.  Representations and Warranties of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -

5.  Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -

6.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -

7.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -

SCHEDULE 1(a) Acquired Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(a)-1

SCHEDULE 1(b) Acquired Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(b)-1

SCHEDULE 1(c) Acquired Utility Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(c)-1

SCHEDULE 1(d) Acquired Prepaid Items and Security Deposits  . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(d)-1

SCHEDULE 1(e) Distributor Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(e)-1

SCHEDULE 1(f) Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(f)-1

SCHEDULE 6(a) Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 6(a)-1

EXHIBIT 2(c) Form of Buyer Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2(c)-1

EXHIBIT 2(f) Allocation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2(f)-1

EXHIBIT 5(a)(iii) Form of Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(a)(iii)-1

EXHIBIT 5(a)(v) Distribution Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(a)(v)-1

EXHIBIT 5(a)(vi) Assignment and Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5(a)(vi)-1

EXHIBIT 5(a)(viii) Non-Competition & Non-Solicitation Agreement . . . . . . . . . . . . . . . . . . . . . . . 5(a)(viii)1

EXHIBIT 5(b)(i) Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)(i)-1


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of the 30th day of April, 1996, by and between NATIONAL SAFETY ASSOCIATES LTD., an Ontario corporation (the "Seller") and NATIONAL SAFETY ASSOCIATES OF CANADA INC., an
Ontario corporation (the "Buyer").   The Buyer and the Seller are referred to
collectively herein as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, the Seller owns and operates a multi-level distributorship organization based in Ontario, Canada and desires to sell certain of the assets and assign certain of the liabilities of such business; and

         WHEREAS, the Buyer is willing to purchase certain of the assets and assume certain of the liabilities of such business;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Definitions.

         "Acquired Assets" means all of the right, title, and interest, if any, that the Seller possesses and has the right to transfer in and to all of its assets, excluding the Excluded Assets, but including (a) the equipment, furniture, fixtures, vehicles, leasehold improvements, and other depreciable or amortizable assets of Seller, listed on SCHEDULE 1(A); (b) the inventory listed on SCHEDULE 1(B); (c) the utility deposits listed on SCHEDULE 1(C); (d) the prepaid items and security deposits listed on SCHEDULE 1(D); (e) the Distributor contracts listed on SCHEDULE 1(E) (f) goodwill, (g) customer lists, and (h) the right to hold itself out as successor in interest to the Seller.

         "Affiliate" has the meaning set forth in the Business Corporations Act (Ontario).

         "Agreed Inventory Value" has the meaning set forth in Section 2(j) below.

         "Assumed Liabilities" means (a) all obligations and liabilities of the Seller under any agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services or other benefits to another party after the Closing Date or (ii) to pay for goods, services or other benefits that another party will furnish to it after the Closing Date and (b) all obligations and liabilities expressly assumed by Buyer pursuant to this Agreement.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Note" has the meaning set forth in Section 2(c) below.

         "Cash" means cash and cash equivalents calculated in accordance with GAAP applied on a consistent basis.

         "Closing" has the meaning set forth in Section 2(e) below.

         "Closing Date" has the meaning set forth in Section 2(e) below.

         "Code" means the Income Tax Act (Canada).

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Excluded Assets" means (a) the assets of the Seller listed on
SCHEDULE 1(F), (b) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (c) any Cash on hand or Cash in any bank(s) as of the Closing Date, (d) all accounts receivable of the Seller, and (e) any of the rights of the Seller under this Agreement or any related documents (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "GAAP" means generally accepted accounting principles as in effect from time to time as set out in the Handbook of the Canadian Institute of Chartered Accountants.

         "Income Tax" means any federal, provincial, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Inventory" has the meaning set forth in Section 2(j) below.

         "Knowledge" means the actual knowledge of the officers of Seller, excluding G. Paul Stewart and Jacques Blondeau, without independent investigation.

         "Lease" means that certain Lease Agreement by and between the Seller and M & R Holdings, a joint venture of Swindon Investments Limited, Windley Limited, Overbank Limited and Ellendale Investments Limited for the Lease of the premises located at 2785 Skymark Avenue, Unit 15, Mississauga, Ontario L4W 4Y3 CANADA.

         "Lessor" means M & R Holdings, a joint venture of Swindon Investments Limited, Windley Limited, Overbank Limited and Ellendale Investments Limited.

         "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due).

         "Negative Adjustment Amount" has the meaning set forth in Section 2(j) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Positive Adjustment Amount" has the meaning set forth in Section 2(j) below.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Seller" has the meaning set forth in the preface above.

         "Shareholder" shall mean NSA International, Inc., a Tennessee corporation.

         2.  Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, at the Closing, all of the Acquired Assets for the consideration specified in this
Section 2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities on the Closing Date. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

         (c) Purchase Price. Subject to the Purchase Price Adjustment set forth in SECTION 2(J) below, the purchase price for the Acquired Assets shall be Six Hundred Seventy Four Thousand Seven Hundred Thirty Two United States Dollars ($674,732 U.S.), plus the assumption of the Assumed Liabilities (the "Purchase Price") which shall be comprised of the following payments and obligations (i) the Buyer's assumption of all of the Assumed Liabilities and
(ii) the Buyer's delivery to the Seller and payment in accordance with the terms of the promissory note (the "Buyer Note") in substantially the form attached hereto as EXHIBIT 2(C). In order to determine the value of the Assumed Liabilities in U.S. dollars, the Parties shall utilize the exchange ratio set forth in the Toronto Globe and Mail on the Closing Date.


         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Messrs. Miller Thomson, 60 Columbia Way, Suite 600, Markham, Canada L3R 0C9, commencing at 5:00 p.m. local time on April 30, 1996.

         (e) Deliveries at the Closing. At the Closing, (i) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 5(a) below; and (ii) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 5(b) below.

         (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the Purchase Price Allocation Agreement in substantially the form attached hereto as EXHIBIT 2(F).

         (g) Proration. The following proration relating to the Acquired Assets will be made as of the Closing, with the Seller liable to the extent such items relate to any time period up to the Closing Date and the Buyer liable to the extent such items relate to any time period occurring on and after the Closing Date. To the extent possible, the net amount of all such prorations will be settled and paid at the Closing.

                 (i) goods and services tax, retail sales tax, GST, PST, other provincial sales taxes and assessments, and other taxes, if any, on or with respect to the Acquired Assets.

                 (ii) rents, additional rents, taxes and other items payable by the Seller under any lease, license, permit, contract or other agreement or arrangement to be assigned to or assumed by Buyer.

                 (iii) the amount of rents, taxes, and charges for sewer, water, fuel, telephone, electricity, and other utilities; provided that if practicable, meter readings shall be taken on the Closing Date and the respective obligations of the parties determined in accordance with such readings.

         (h) Taxes and Expenses. The Buyer shall be liable for and shall pay all federal and provincial sales taxes and all other taxes, duties or other like charges properly payable upon and in connection with the conveyance and transfer of the Acquired Assets by the Seller to the Buyer except any outstanding claims for transfer tax, federal and provincial sales taxes and all other taxes which are due or have accrued on or before the Closing Date.

         (i) GST Election. The Seller and the Buyer shall jointly elect pursuant to the provisions of subsection 167(1) of the Excise Tax Act (Canada) by completing at or prior to the Closing Date all prescribed forms and related documents in such manner as is prescribed so that, for purposes of the Excise Tax Act (Canada), no goods and services tax (herein referred to as "GST") is payable in respect of the purchase and sale of the Acquired Assets. The Seller agrees that, after the Closing Date, it will file the joint election in the manner and within the time limits prescribed under the Excise Tax Act (Canada) and will provide the Buyer with written confirmation of such filing.

         (j) Adjustment to Purchase Price. The Parties acknowledge and agree that as of the Closing Date, the value of the inventory to be transferred to the Buyer by the Seller has an estimated value of Five Hundred Thousand U.S. Dollars ($500,000.00 U.S.). On May 1, 1996, the Parties will jointly conduct a physical count of all inventory which is included in the definition of Acquired Assets (the "Inventory"). Upon conclusion of the physical count of the inventory, by agreement, the Parties shall determine the value (in U.S. dollars) of the Inventory (the "Agreed Inventory Value"). If the Agreed Inventory Value exceeds Five Hundred Thousand U.S. Dollars ($500,00.00 U.S.) the Purchase Price shall be increased, dollar for dollar, by the amount by which the Agreed Inventory Value exceeds Five Hundred Thousand U.S. Dollars ($500,000.00 U.S.) (the "Positive Adjustment Amount"). Alternatively, if the Agreed Inventory Value is less than Five Hundred Thousand U.S. Dollars ($500,00.00 U.S.) the Purchase Price shall be decreased, dollar for dollar, by the amount by which the Agreed Inventory Value is less than Five Hundred Thousand U.S. Dollars ($500,000.00 U.S.) (the "Negative Adjustment Amount"). Upon determination of either the Positive Adjustment Amount or the Negative Adjustment Amount, which shall occur no later than May 4, 1996, the principal balance of the Buyer Note shall be adjusted either (i) upward by the amount of the Positive Adjustment Amount or (ii) downward by the amount of the Negative Adjustment Amount. Upon determination of the new principal balance of the Buyer Note, the Buyer shall execute a new note containing the adjusted principal amount which shall supersede and replace the Buyer Note.

         3.  Representations and Warranties of the Seller.   Certain
shareholders or officers of the Buyer were members of the senior management of the Seller or its Affiliates and are familiar with and have knowledge of all of the operations and assets of the Seller. Accordingly, the Seller's representations and warranties do not encompass any information which is known or should be known by the aforementioned individuals. Subject to the preceding sentence, the Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

         (a) Organization of the Seller. The Seller is a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada.

         (b) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Stockholder have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting creditors' rights generally.

         (c) Noncontravention. To the Knowledge of the Seller, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent, or Security Interest would not have a material adverse effect on any of the Acquired Assets, the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement; provided, however, that the parties acknowledge that the assignment of the Lease shall require the consent of Lessor.

         (d) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) Title to Property and Assets. The Seller has good and marketable title to all of the Acquired Assets subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale except for liens for taxes not yet due and payable.

         (f) Litigation. To the Knowledge of the Seller, Section 3(f) of the Disclosure Schedule sets forth each instance in which Seller is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, provincial, local, or foreign jurisdiction.

         (g) Material Contracts. To the Knowledge of the Seller Section 3(g) of the Disclosure Schedule lists all written contracts and other written agreements to which the Seller is a party (if such contracts or agreements are Acquired Assets or Assumed Liabilities) the performance of which will involve consideration in excess of $10,000 per annum (other than the Distributor Agreements which are listed in SCHEDULE 1(E) and the Lease).

         (h) Intellectual Property. To the Knowledge of the Seller, it has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party).

         (i) Insurance. Section 3(i) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                 (i)  the name, address, and telephone number of the agent;

                 (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                 (iii)  the policy number and the period of coverage; and

                 (iv)  the scope and amount of coverage;

         (l) Other Transfer Instruments. Following the Closing, at the request of the Buyer, the Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate (A) to vest in the Buyer all of the Seller's title to the Acquired Assets, and (B) to transfer to the Buyer all of the Seller's rights to licenses and permits necessary for the operation of the Acquired Assets.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization of the Buyer. The Buyer is a corporation duly organized and validly existing under the laws of Province of Ontario, Canada.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except as disclosed in SECTION 4(C) of the Disclosure Schedule,the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 6 hereof).

         (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         (e) Business Premises. The Buyer has examined the business premises and has inspected the physical condition of all the Acquired Assets. The Buyer covenants that it will accept the conveyance of the Acquired Assets, As Is, in their present state and condition, subject to reasonable use to the Closing.

         (f) Information. Principals of the Buyer have actively participated in the management of the Seller and are familiar with all aspects of the business operations and assets of the Seller, including material supplier, vendor, and other agreements and have had full access to all property, records, contracts, and documents of or relating to the business of the Seller.

         5.  Deliveries at Closing.

         (a) Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver the following instruments and documents to Seller:

                 (i) the Buyer Note in the form attached hereto as EXHIBIT 2(C) in the principal amount of Six Hundred Seventy Four Thousand Seven Hundred Thirty Two United States Dollars ($674,732 U.S.); provided, however, that such principal amount is subject to adjustment pursuant to the terms of Section 2(j) above;

                 (ii) certified resolutions of the Buyer's board of directors and shareholders, in a form satisfactory to the Seller's counsel authorizing the execution and performance of the Agreement and all other actions to be taken by the Buyer hereunder;

                 (iii)  the Security Agreement in the form attached hereto as
         EXHIBIT 5(A)(III) and accompanying PPSA (Ontario) Financing Statements securing the obligations of the Buyer under the terms of the Buyer Note;

                 (iv) an opinion of Buyer's counsel in a form reasonably satisfactory to Seller's counsel regarding the validity of the transactions contemplated hereby;

                 (v) an executed Distribution Agreement between the Buyer and NSA International, Inc. in the form attached hereto as EXHIBIT 5(A)(V);

                 (vi) an Assignment and Assumption Agreement with respect to the Assumed Liabilities, in the form attached hereto as EXHIBIT 5(A)(VI);

                 (vii) The Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as EXHIBIT 5(A)(VII).

                 (viii) such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement, including documents required in order to allow the Buyer to register its corporate name in each province in Canada..

         (b) Documents to be Delivered by Seller. At the Closing, the Seller shall deliver the following instruments and documents to the Buyer:

                 (i) a Bill of Sale regarding the tangible personal property in the form attached hereto as EXHIBIT 5(B)(I) ;

                 (ii) certified resolutions of the Seller's board of directors and Shareholder, in a form satisfactory to the Buyer's counsel authorizing the execution and performance of the Agreement and all other actions to be taken by the Seller hereunder;

                 (iii) all documents referred to in Section 5(a) which require execution by the Seller; and

                 (iv) Evidence satisfactory to the Seller and its counsel that the Buyer has at least $300,000.00 U.S. of working capital at the Closing.

                 (v) such other documents as the Buyer may reasonably request to effect the transactions contemplated by this Agreement.

         6.  Employees.

         (a) Affected Employees. "Affected Employees" shall mean all employees of the Seller, a list of whom is attached hereto as SCHEDULE 6(A), on the Closing Date. Effective at 12:01 a.m. Toronto time on the date immediately following the Closing Date, all Affected Employees shall be discharged by the Seller and shall be offered employment by the Buyer on terms at least as favorable as those offered by the Seller.

         (b) Responsibilities. The Seller agrees to satisfy, or cause its insurance carriers to satisfy, all claims for medical, health and hospital benefits, whether insured or otherwise under the Seller's benefit plans, brought by, or in respect of, Affected Employees and former employees of the Seller for events occurring prior to the Closing Date, in accordance with the terms and conditions of such benefit plans without interruption as a result of the employment by the Buyer of any such employees after the Closing Date. The Buyer shall be responsible for any claims arising as a result of events occurring on or after the Closing Date and for any worker's compensation claims, whenever such claim occurred.

         (c) Payroll and Payroll Taxes. The Seller agrees to close its last pay period on the Closing Date and to pay to the federal, provincial and city governments those amounts respectively withheld or required to be withheld or paid relating to payroll taxes, Ontario health tax, unemployment insurance premiums, Canadian pension plan premiums, workers compensation assessments and payments and all other withholding taxes for periods ending prior to the Closing Date. The Buyer shall be responsible for all payroll and payroll tax obligations, Ontario health tax, unemployment insurance premiums, Canadian pension plan premiums, workers compensation assessments and payments and all other withholding taxes accruing after the Closing Date for Affected Employees.

         7.  Miscellaneous.

         (a) Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive for a period of one (1) year following the Closing hereunder.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Relationship between the Parties. This Agreement shall not create the relationship of principal and agent between the Parties. The Buyer shall have no authority to make any commitment on behalf of the Seller and the Seller shall have no authority to make any commitment on behalf of the Buyer. The Buyer represents and warrants that it shall not act or represent itself to be an agent for the Seller, nor to create or attempt to create any obligation or liability on behalf of the Seller. The Seller warrants that it shall not act as or represent itself to be an agent for the Buyer, nor create or attempt to create any obligation on behalf of the Buyer.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                         Copy to:

         Charles R. Evans                          G. Robert Morris, Esq.
         NSA Canada, Ltd.                          Baker, Donelson, Bearman & Caldwell
         c/o NSA International, Inc.               165 Madison Ave., Suite 2000
         4260 East Raines Road                     Memphis, Tennessee 38103
         Memphis, TN 38118

         If to the Buyer:                          Copy to:

         Paul Stewart                              Judson Whiteside
         2785 Skymark Avenue, Unit 15              Miller Thomson
         Mississauga, Ontario L4W 4Y3              60 Columbia Way, Suite 600
         CANADA                                    Markham, Ontario L3R 0C9
                                                   CANADA

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above, using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder or to be delivered by giving the other party notice in the manner herein set forth.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the Stockholder has approved this Agreement will be subject to any restrictions or actions required by applicable law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. The Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The Parties agree and acknowledge that the Exhibits and Schedules will be prepared jointly by the Parties.

         (n) Condition of the Acquired Assets. THE ACQUIRED ASSETS SHALL BE DELIVERED TO THE BUYER "AS IS" AND EXCEPT AS SPECIFICALLY SET FORTH HEREIN THE SELLER MAKES NO WARRANTIES, GUARANTIES, OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS, AND THE SELLER SHALL HAVE NO LIABILITY OR OBLIGATION RESULTING FROM ANY SUCH REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         (o) Attorney's Fees. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

         (p) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         (q) Governing Law. This Agreement (with the exception of the Distribution Agreement) shall be governed by and construed in accordance with the domestic laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of Ontario.

                                     * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                      BUYER:

                                      NATIONAL SAFETY ASSOCIATES OF CANADA INC.


                                      By:/s/ William R. Hagel
                                      -----------------------------------------
                                      Title: Secretary-Treasurer
                                      -----------------------------------------


                                      SELLER:

                                      NATIONAL SAFETY ASSOCIATES LTD.


                                      By: /s/ G. Paul Stewart
                                      -----------------------------------------
                                      Title: President
                                      -----------------------------------------

              AMENDED AND RESTATED NON-NEGOTIABLE PROMISSORY NOTE

$740,495.42 U.S.                                      Markham, Ontario, Canada
                                                                April 30, 1996


         FOR VALUE RECEIVED, the undersigned, NATIONAL SAFETY ASSOCIATES OF CANADA INC., an Ontario corporation (the "Maker"), promises to pay to the order of NATIONAL SAFETY ASSOCIATES LTD., an Ontario corporation (the "Lender"), the principal sum of Seven Hundred Forty Thousand Four Hundred Ninety-Five and 42/100 U.S. DOLLARS ($740,495.42 U.S.), together with interest from May 1, 1996 until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said principal and interest being payable as follows:


       Date of Payment            Interest Payment           Principal Payment               Balance
       ---------------            ----------------           -----------------               -------
    December 31, 1996                $40,727.25                    - 0 -                   $740,495.42

    December 31, 1997                $61,090.87                 $100,000.00                $640,495.42

    December 31, 1998                $52,840.87                 $100,000.00                $540,495.42
    December 31, 1999                $44,590.87                 $150,000.00                $390,495.42

    December 31, 2000                $32,215.87                 $200,000.00                $190,495.42

    December 31, 2001                $15,715.87                 $190,495.42                   - 0 -

         This Note expressly replaces and supercedes the Non-Negotiable Promissory Note between the parties in the principal amount of $674,732 U.S. dated of even date herewith (the "Prior Note"). The Prior Note shall be deemed cancelled, shall be of no further effect, and is null and void.

         Subject to the limitations hereinafter set forth, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity at the fixed rate of eight and one quarter percent (8.25%) per annum. Maker shall have the right to prepay the principal and interest on this note without penalty.

         Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the lesser of (a) twelve percent (12%) per annum or (b) the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

         In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

         This Note is non-negotiable, however, it may be assigned to any entity which is an Affiliate of Lender, as such term is defined by the Ontario Business Corporations Act.

         This Note is secured by Security Agreement ("Security Agreement") of even date herewith covering certain of Maker's assets received by Maker pursuant to the terms of an Asset Purchase Agreement dated of even date herewith between the Maker and Lender.

         All installments of interest, and the principal hereof, are payable by Maker's corporate check at 4260 East Raines Road, Memphis, Tennessee 38118, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         If the Maker shall fail to make the payment of principal and any installment of interest, as above provided, and such failure shall continue unremedied for a period of five (5) days following written notice thereof, or upon the occurrence of any Event of Default, as that term is defined in the Security Agreement, or upon the dissolution of the Maker and (if there is a cure period applicable thereto) such default is not cured within such applicable cure period, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being hereby expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee if Lender is successful in the litigation.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, with notice to them and without affecting their liability thereon.

         It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the Province of Ontario and the federal laws of Canada applicable therein from time to time in effect.

                                  NATIONAL SAFETY ASSOCIATES OF CANADA INC.


                                  By:/s/ G. Paul Stewart
                                     ------------------------------------------
                                  Title: President
                                        ---------------------------------------

                                EXHIBIT 5(A)(V)

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT ("Agreement") is entered into this the 30th day of April, 1996, by and between NSA INTERNATIONAL, INC., a Tennessee corporation ("NSAI") having an office at 4260 East Raines Road, Memphis, Tennessee, USA 38118, and NATIONAL SAFETY ASSOCIATES OF CANADA INC.an Ontario corporation ("Distributor") having an office at 2785 Skymark Avenue, Unit 15, Mississauga, Ontario L4W 4Y3, CANADA.


                              W I T N E S S E T H:

         WHEREAS, NSAI owns the right to the international distribution of various types of water filters and other water treatment systems, air filters, an in-home carbonation appliance, certain nutritional products, and other related products;

         WHEREAS, Distributor desires to obtain the exclusive right to sell and distribute within a specified geographic area such products marketed by NSAI upon the terms and conditions herein set forth; and

         WHEREAS, Distributor desires, in connection with marketing of such products, to obtain from NSAI access to NSAI's computer system and computer consultants familiar with NSAI's computer hardware and software used in connection with the distribution and sale of such products;

         NOW, THEREFORE, for good and valuable consideration, it is mutually agreed as follows:

         1.  Definitions

         1.1 The term "Confidential Information" means any and all information, including Technical Information, that is not generally known to the public or by NSAI's competitors which is valuable to NSAI or gives it an advantage over its competitors, including, by way of example only, information relating to: (a) NSAI's operational procedures, methods, processes and techniques, (b) any ideas, inventions, discoveries, improvements, services, products, formulas, apparatus, equipment, cost data, research or development relating to the Products (as hereinafter defined) or otherwise relating to NSAI's business, including information relating to NSAI's computer software system; or (c) the prices, users, suppliers or customers of NSAI's products or services.

         1.2 The term "Distribute" means to promote and sell Products only within the Territory. The terms "distributor" and "distribution" shall be interpreted to comply fully with this definition.

         1.3 The term "Exclusive" when used in reference to an appointment in respect of the distribution of Products, means that during the term of this Agreement, NSAI may not appoint a third party to Distribute, and itself retains no right to Distribute within the Territory.

         1.4  The term "New Products" shall have the meaning set forth in
SECTION 2.4.

         1.5  The term "New Product Notice" shall have the meaning set forth in
SECTION 2.4.

         1.6 The term "Products" as used herein, shall include each of the following: (a) those products specifically listed on EXHIBIT A hereto, and as amended from time to time, and any and all improvements to such products which may occur or be developed during the term of this Agreement, whether developed by NSAI or Distributor; (b) any and all products which embody or employ any of NSAI's Technical Information; (c) the materials and component parts of the products identified in subparagraphs (a) and (b); (d) the by-products of any such products, materials, or component parts, whether or not such by-products are used or are usable in any other products; (e) all products which are manufactured, assembled or sold or otherwise disposed of by Distributor as a direct or indirect result of NSAI's providing Distributor with Confidential Information or Technical Information.

         1.7 The term "Technical Information" means any information, whether confidential or otherwise, which is applicable to or useful in the demonstration, testing, inspection, use, operation, maintenance or repair of Products, including, by way of example only, engineering drawings, electrical, electronic or other schematics, specifications, equipment and parts lists, test procedures, and operating, maintenance and repair procedures and instructions.

         1.8  The term "Territory" means the country of Canada.

         1.9 The term "Total Gross Sales" means Distributor's receipts from the sale of all goods and services, excluding sales of sales aids, including Products and New Products, net of returns and allowances in the ordinary course of business and less sales or value added tax incurred in connection with such sales. Total Gross Sales shall be determined on a month to month basis.

         2.  Exclusive Distributorship.

         2.1 Appointment. Subject to the terms of this Agreement, NSAI hereby appoints Distributor as its exclusive distributor with the right to appoint subdistributors of the Products within the Territory; provided, however, that this Agreement may be terminated or the exclusiveness of this appointment may be withdrawn by NSAI upon notice to Distributor in the event Distributor fails to comply with the terms and provisions of this Agreement. The right granted to Distributor herein is non-transferrable in whole or in part. Distributor hereby accepts the appointment as NSAI's exclusive distributor of the Products within the Territory and agrees to use its best efforts to sell the Products in accordance herewith only within the Territory.

         2.2 Distributor's Compensation. Distributor's sole compensation hereunder shall consist of the difference between Distributor's purchase price paid to NSAI for the Products and the selling price received by Distributor from its purchasers.

         2.3 Method of Distribution. Prior to the date of this Agreement, Distributor has furnished to NSAI a Plan of Distribution, which details the method by which Distributor intends to market and sell the Products. The Plan of Distribution is attached hereto as EXHIBIT B. At least thirty (30) days prior to making any modifications to the Plan of Distribution, Distributor shall notify NSAI of the proposed modification to the Plan of Distribution (a "Proposed Modification"). Before any Proposed Modification shall become effective, NSAI shall have given its written consent to such Proposed Modification, which consent may be withheld in NSAI's sole and absolute discretion. Any modification to the Plan of Distribution without the consent of NSAI or the failure of Distributor to follow the Plan of Distribution as set forth on EXHIBIT B (as modified in accordance with this SECTION 2.3) shall be a breach of this Agreement.

         2.4 Distribution of Other Products. In the event Distributor desires to sell products other than the Products ("New Products") which are not sold to Distributor by NSAI, Distributor shall notify NSAI of its desire to sell such products ("New Product Notice"). The New Product Notice will contain design and product specifications and all price, manufacturing, delivery, and other material terms regarding the New Products. NSAI shall have a period of sixty
(60) days from the date NSAI receives the New Product Notice to determine, in its sole and absolute discretion, whether Distributor may sell the New Products. In the event NSAI determines that Distributor may sell the New Products, NSAI may require Distributor to affix the NSA logo to the New Products prior to the sale of such New Products or condition Distributor's ability to sell such New Products upon such New Products being sold bearing NSAI's trademarks.

         3. Purchase and Sale of Products. NSAI shall sell and Distributor shall buy the Products, on a purchase order by purchase order basis, in such quantities and on such dates as Distributor shall determine, but all sales shall be subject to the following:

         3.1 Purchase Price. The purchase price of the Products shall be set forth on EXHIBIT A. The prices set forth on EXHIBIT A shall remain constant during the initial two (2) years of this Agreement; thereafter, they shall be subject to change annually; provided, however, that any increase of the purchase price of Products shall be limited to the increase in NSAI's actual cost for Products.

         3.2 Payment. Sales from NSAI to Distributor on an open account, payable within thirty (30) days of the invoice date. NSAI shall invoice Distributor on the last business day of each month for Products shipped during the month. In the event the account is not paid in full when due, NSAI shall charge interest on all amounts due at a rate of eighteen percent (18%) per annum and have the right to terminate this Agreement.

         3.3 Minimum Purchase Requirements. As a condition to the granting of rights herein contained, Distributor agrees to purchase the minimum value of the Products as follows (each year being measured from the anniversary date of this Agreement):

         First Year . . . . . . . . . . . . . . . . . . . . . . . U.S. $750,000
         Second Year  . . . . . . . . . . . . . . . . . . . . . . U.S. $750,000
         Third Year . . . . . . . . . . . . . . . . . . . . . . . U.S. $750,000
         Fourth and thereafter  . . . . . . 110% of the previous year's minimum

         Exercise by NSAI of its rights of termination in the event Distributor fails to meet the above minimums will not involve payment of any consequential damages by Distributor to NSAI as a result of Distributor's failure to meet the above minimum. In considering the exercise of this termination right, NSAI agrees to take reasonable extenuating circumstances into account.

         3.4 Delivery/Passage of Title. All Products purchased by Distributor shall be delivered F.C.A. INCOTERMS 1990 at NSAI's Memphis, Tennessee dock. Upon delivery to the carrier, title to the goods and risk of loss shall pass from NSAI to Distributor. Upon delivery to Distributor's warehouse, Distributor shall have a reasonable time to inspect the Products delivered. NSAI shall not be liable for any claims unless they are made promptly after receipt of the Products and due opportunity has been given for inspection by NSAI's representatives.

         4. Disclaimer of Warranties. Distributor acknowledges that the only warranty given by NSAI is a warranty to repair or replace any Products determined by NSAI to be defective, following proper notice and inspection under
SECTION 3.4 hereof. EXCEPT AS SET FORTH IN THIS PARAGRAPH, NSAI HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATED TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

         5.   Exploitation of Rights by Distributor.

         5.1 Best Efforts. Distributor shall at all times diligently use its best efforts (a) to fully exploit the rights and licenses granted to it by NSAI; (b) to achieve and maintain the maximum sales volume and distribution of the Products; (c) otherwise to develop and satisfy fully the market for the Products in each province within the Territory, without regard to whether Distributor has met the minimum sales requirement; and (d) to refrain from any activity which may adversely affect these objectives.

         5.2 Reversion. In the event that Distributor fails to satisfactorily develop the market in any province within the Territory as determined by NSAI, in its reasonable discretion, then at any time three (3) years after the date hereof, NSAI may, at its option, upon written notice, terminate Distributor's rights hereunder with respect to any such province, whereupon the definition of "Territory" will be deemed modified to exclude such province.

         5.3 Facilities and Staff. Distributor shall establish and maintain facilities and hire, train, and maintain a staff sufficient to enable Distributor to perform its obligations under this Agreement. Such facilities and staff shall be consistent with promoting the reputation of, and confidence in, the Products. Distributor shall consult with and give due regard to the advice of NSAI concerning distribution strategy and policy, and NSAI shall supply Distributor with such Technical Information or other Confidential Information, as in NSAI's sole discretion, is reasonably necessary to enable Distributor to perform its obligations under this Agreement.

         5.4 Product Brochures and Advertising. Distributor shall prepare and distribute, at its own expense, such advertising material, sales literature, catalogues, and other printed promotional material, and conduct such promotional activity as may be necessary to perform its obligations under this Agreement. NSAI shall supply samples, existing product brochures and other NSAI literature to Distributor, in an amount deemed reasonable in the sole discretion of NSAI. NSAI shall provide all such materials in English and Distributor shall be responsible for any and all costs associated with accurate translation, where required. Prior to their distribution or use, Distributor will supply NSAI with copies, translated into English, of all brochures, packaging, advertising or other literature prepared by or for Distributor relating to the Products or Distributors business involving the Products. At the request of NSAI, Distributor will make changes in its advertising and promotional materials in the event that NSAI determines, in its reasonable judgment, that such materials do not accurately portray the features or performance characteristics of the Products or otherwise are in violation of the terms of this Agreement.

         5.5 Non-Competition. Distributor specifically agrees (a) to refrain from directly or indirectly manufacturing, assembling, or selling products or services, under its own brand name or otherwise, inside or outside the Territory, which are deemed to be competitive with Products or NSAI's other products and business, and (b) to abide by the decision of NSAI on this issue of being competitive with Products by either withdrawing the allegedly competitive products from Distributor's lines or labeling such products to conform with NSAI's instructions, whichever NSAI may request. The fact that NSAI may permit Distributor to market certain competitive products temporarily under Distributor's own brand shall not be construed as a waiver of NSAI's right to enforce at any time the provisions of this SECTION 5.5.

         5.6 Product Procedures. Distributor agrees to comply fully and exactly with all Product procedures, including, but not limited to, handling, storage, training, and installation procedures specified to Distributor by NSAI at the time of purchase. It shall be a material breach of this Agreement if Distributor fails to follow any such procedure.

         6. Fees. Pursuant to the terms of this Agreement, Distributor agrees to pay to NSAI the fees detailed below and provide NSAI with access to all books and records of Distributor reasonably requested by NSAI which would allow NSAI to determine the amount of fees owed to NSAI:

         6.1 Computer Usage and Management Fees. In exchange for the Computer Consulting Services and limited access to NSAI's mainframe computer system as described in SECTION 7, Distributor agrees to pay NSAI as a Computer Usage and Management Fee an amount equal to two percent (2%) of the Total Gross Sales. The Computer Usage and Management Fee shall be paid on the last business day of each month, directly to a banking institution selected by NSAI by wire transfer, based upon the Total Gross Sales for the immediately preceding month. Failure to pay the Computer Usage and Management Fee as herein called for will, at the option of NSAI, result in termination of this Agreement. Computer Usage and Management Fees not paid when due shall bear interest from the due date until paid at a rate of eighteen percent (18%) per annum. If

Distributor is delinquent in the payment of all or a portion of the Computer Usage and Management Fee owed to NSAI, NSAI may take such steps as it deems appropriate to collect the delinquent fees including collection against letters of credit, delay of shipments, or treatment as a Breach of this Agreement. In the event Distributor is required to withhold any amount for payment to applicable taxing authorities, Distributor shall be entitled to do so.

         6.2 Royalty Fees. In exchange for the ability to utilize NSAI's name, logo, and sell the Products, Distributor agrees to pay NSAI as a Royalty Fee an amount equal to three percent (3%) of the Total Gross Sales. The Royalty Fee shall be paid on the last business day of each month, directly to a banking institution selected by NSAI by wire transfer, based upon the Total Gross Sales for the immediately preceding month. Failure to pay the Royalty Fee as herein called for will, at the option of NSAI, result in termination of this Agreement. Royalty Fees not paid when due shall bear interest from the due date until paid at the maximum rate allowable by applicable law. If Distributor is delinquent in the payment of all or a portion of the Royalty Fees owed to NSAI, NSAI may take such steps as it deems appropriate to collect the delinquent fees including collection against letters of credit, delay of shipments, or treatment as a Breach of this Agreement. In the event Distributor is required to withhold any amount for payment to applicable taxing authorities, Distributor shall be entitled to do so.

         6.3 Books and Records. Distributor agrees to maintain complete books and records and to make the same available to NSAI for inspection. Distributor agrees to submit to NSAI periodic reports and financial statements at the times, in the form and containing such information as may be prescribed from time to time by NSAI. If required by NSAI in its sole discretion, such financial statements shall be based upon an audit performed by Distributor's chartered accountant and prepared and certified in accordance with generally accepted accounting principles as in effect from time to time as set out in the Handbook of the Canadian Institute of Chartered Accountants. NSAI reserves the right to enter Distributor's premises and inspect such books and records and to have such books and records audited. Distributor shall pay any amounts determined by such audit to be due to NSAI, plus interest thereon at a rate of eighteen percent (18%) per annum.

         6.4 Intercompany Reconciliations. Within three (3) days after the last business day of each month, NSAI shall cause its computer system to run a reconciliation report detailing payouts made by each party to distributors and dealers of the other party. The net amount shown on such reconciliation report shall be paid by the appropriate party to the other party, or, at the option of both parties, be settled through offsets of amounts owed to either party.

         7.  Computer Consulting Services and Computer Usage.

         7.1 Computer Consulting Services. NSAI agrees to make its computer personnel available to Distributor for consultation regarding the selection and purchase of computer hardware and software to be used by Distributor in connection with fulfilling its obligations hereunder, subject only to NSAI's requirements for such personnel for the needs of its own business. Such consultation shall occur in writing, by phone, or in person at NSAI's facilities. If it is necessary for such services to be provided by outside consultants who are not NSAI employees, then Distributor shall be responsible for payment of all fees and expenses of such outside consultant, provided, however, that NSAI shall not engage any such outside consultant without the prior approval of Distributor. If such services are provided at Distributor's site, subject to Distributor's request and upon NSAI's express approval in the case of its own employees, then all travel expenses (including meals and lodging) of such consulting personnel shall be borne by Distributor.

         7.2 Computer Usage. NSAI will make available to Distributor limited access to NSAI's mainframe computer and programs therein contained which will allow Distributor to operate its business pursuant to the Plan of Distribution attached hereto as EXHIBIT B. NSAI may limit Distributor's access to the mainframe computer in any manner deemed necessary by NSAI to protect any Confidential Information, Technical Information, or other information contained on the mainframe computer system. Any attempt by Distributor to gain access to the mainframe in excess of the access specifically granted by NSAI will be a breach of this Agreement. Upon termination of this Agreement, Distributor shall not be entitled to any information stored on or programs located on NSAI's mainframe computer. Distributor expressly acknowledges that all programming and information on NSAI's mainframe are the sole and exclusive property of NSAI.

         8. Confidentiality and Non-Disclosures. Distributor acknowledges that, in the course of fulfilling its obligations hereunder, it has or will receive or obtain Confidential Information and Technical Information of NSAI, and that such information is proprietary and valuable to NSAI. Therefore, Distributor will make such information available only to those of its employees who need to know in order to fulfill Distributor's obligations hereunder and shall not communicate or divulge to, nor use for the benefit of, any other person, firm or corporation any of the Technical Information or Confidential Information communicated to Distributor pursuant to this Agreement or otherwise. Distributor shall obligate its officers, directors, management personnel, and employees to maintain the secrecy of such Technical Information and Confidential Information. Distributor shall not, without the prior written consent of NSAI, authorize or direct the release of any information to any third party relating to the nature, terms, and conditions of this Agreement. Distributor shall use its best efforts to safeguard the Technical Information and Confidential Information from unauthorized disclosure. Distributor shall be responsible for any breach of the requirements of this paragraph by anyone to whom Distributor discloses the Technical Information or Confidential Information. The obligations of Distributor contained in this paragraph are independent, and the existence of any claim or cause of action of Distributor against NSAI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NSAI of the obligations of Distributor under this paragraph. Distributor's obligations under this paragraph shall survive any termination or expiration of this Agreement.

         9. Non-Solicitation. Distributor agrees, during the term hereof and for a period of two (2) years after any expiration or termination hereof, not to directly or indirectly offer to employ or employ any employees of NSAI while they are in the employ of the NSAI, and not to offer to employ or employ any former employee of NSAI for a period of two (2) years after they have left the employ of the NSAI. The obligations of Distributor contained in this paragraph are independent, and the existence of any claim or cause of action of Distributor against NSAI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NSAI of the obligations of Distributor under this paragraph. Distributor's obligations under this paragraph shall survive any termination or expiration of this Agreement.

         10. Injunction and Damages. Distributor acknowledges that any breach or imminent breach by Distributor of any covenant, term or provision of this Agreement may cause irreparable injury and harm to NSAI, and that remedies at law for the breach or imminent breach may be inadequate. Accordingly, in the event of a breach hereof by Distributor, or in the event that NSAI, in good faith and upon reasonable cause, determines that a breach hereof appears imminent, NSAI shall be entitled to obtain specific performance, temporary and permanent injunctive relief and such other relief to which it may be entitled at law or in equity without the necessity of posting bond or of proving actual damage. NSAI shall be entitled to recover all reasonable costs and attorneys' fees incurred by it in the event it is successful in obtaining any such relief. In the event that NSAI is unsuccessful in obtaining any relief under this paragraph, then NSAI shall reimburse Distributor or its reasonable costs and attorneys' fees incurred in defense of such action.

         11. Regulatory and Governmental Approval. Distributor hereby agrees that it shall be responsible and liable for procuring all necessary regulatory or other government approvals regarding the use or sales of the Products within the Territory and all costs associated therewith including, without limitation, any required approval of the Plan of Distribution set forth on EXHIBIT B. Distributor hereby agrees to indemnify and hold NSAI harmless for any and all costs, including but not limited to fines, penalties, and attorney's fees, or judgments, that result from any action by any individual, entity, government or other regulatory body within the Territory. Distributor agrees to forward to NSAI copies of all regulatory approvals and to keep NSAI advised as to the status of pending approvals. Any regulatory approvals sought by Distributor shall bear the name of NSAI.

         12.  Intellectual Property Rights.

         12.1 Ownership. Distributor acknowledges NSAI's exclusive ownership of the trademarks affixed to and the patents embodied in the Products and will do nothing at any time, during or after the term of this Agreement, which could adversely affect their validity or enforceability, including any modification or obliteration of the trademark or patent markings on the Products as sold. This Agreement shall not give Distributor any right to use the NSA name and marks, or any other trademarks of NSAI, except as specifically authorized by NSAI. Promptly following termination of this Agreement for any reason, Distributor agrees to discontinue use of the NSAI name and marks, and any other NSAI names and trademarks and to remove, or dispose of, as Distributor shall direct, any signs or other indicia relating NSAI to the sale of the Products and any use of NSAI's name and trademarks. Following termination of this Agreement, Distributor shall not be permitted to use the NSA name or marks or any other NSAI name or trademark in connection with any product. Distributor shall not have any right to register in the Territory or elsewhere, any trademarks identical with or similar to NSAI's trademarks. All use of NSAI's trade name or trademarks by Distributor, in connection with the selling, installation and service of the Products or the operation of its business, under this Agreement shall be subject to NSAI's control and shall inure to the benefit of NSAI.

         12.2 Company Name. The trade name "NSA" is being used as part of Distributor's name only with the specific permission of NSAI, and immediately upon any termination of this Agreement, Distributor will cease use of the designation "NSA" in its name, and will proceed to change its name, both in trade and with all appropriate and necessary government officials, to one not including the designation "NSA," or the name "National Safety Associates" or any confusingly similar name or designation.

         12.3 Defense of Rights. If necessary, Distributor shall, at NSAI's request, assist NSAI in taking any action which may be necessary in order to safeguard and defend NSAI's right of ownership in its trademarks or patents. In particular, Distributor shall observe the market for designations which may infringe NSAI's rights in and to its patents or trademarks and inform NSAI of its observations. Distributor shall (a) be vigilant in detecting any possible infringements of any of NSAI's patents or trademarks by third parties; (b) inform NSAI promptly of any such event; and (c) collaborate wholeheartedly with NSAI in proceeding against such infringers, to the extent requested by NSAI.

         12.4 Infringement. NSAI makes no warranty or representation as to whether the distribution and sale of Products by Distributor infringes the patents, trademarks or other proprietary rights of any third party. In the event that any infringements are alleged by third parties, NSAI agrees to investigate the situation fully in collaboration with Distributor, and the parties agree to cooperate in taking appropriate action to alleviate said infringement and to resolve any claims. Distributor agrees that it will not take any steps or institute any action to suppress an infringement or to expunge any trademark registration without prior written authorization from NSAI.

         12.5 Limited License; Inventions. This Agreement grants a limited license to Distributor to the trademarks, patents or technology by NSAI used in connection with or embodied in the Products only for the term of this Agreement and for the purposes herein contained. Any and all improvements, modifications, inventions or discoveries by Distributor or its employees, relating to the Products, as a result of Distributor's access to the Technical Information and Confidential Information, or otherwise arising as a result of this Agreement shall be the sole and exclusive property of NSAI. In furtherance of the foregoing, Distributor hereby assigns, and agrees to assign, all such improvements, modifications, inventions and discoveries to NSAI, and further authorizes NSAI as its attorney-in-fact to execute all such documents as NSAI may determine are necessary or desirable to confirm the foregoing assignment and/or NSAI's ownership rights to such improvements, modifications, inventions or discoveries.

         13. Indemnity. Distributor shall indemnify and defend NSAI against and hold NSAI harmless from any and all claims (including without limitation, product liability claims), suits, damages, judgments, or losses, including reasonable attorney's fees and other expenses incurred in investigation and defense, which arise out of the distribution, marketing and/or sale or other disposition by Distributor of Products, or out of any unauthorized use of any trademark, patent, process, idea, method or device by Distributor, or otherwise as the result of any act or omission of Distributor or its dealers, subdistributors or purchasers, whether based upon breach of contract, negligence, tort, strict liability or otherwise. Distributor shall provide to NSAI proof of product liability insurance coverage, which shall name NSAI as an additional insured, in an amount of not less then $___________ per occurrence, $_______________ in the aggregate.

         14. Damages. Neither party shall by reason of the termination or non-renewal of this Agreement, in whole or in part, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales, or on account of expenditures, investments, leases, property improvements or commitments in connection with the business or good will of the other party, or otherwise.

         15. Notice of Claims. Distributor shall immediately, upon notice of a claim of any kind involving any Product, provide notice of the claim to NSAI. Such notice shall provide a detailed description of the facts and circumstances giving rise to such claim.

         16. Term. Subject to prior termination in accordance herewith, this Agreement shall have a term of three (3) years, but shall be renewable for successive one (1) year periods, if so agreed upon in writing by authorized representatives of both parties at least ninety (90) days prior to then end of the initial or any renewal term. NSAI shall consent to each renewal provided that (i) Distributor is current in all payments required under this Agreement and (ii) is currently in compliance with all of the terms, conditions and provisions of this Agreement.

         17. Termination. This Agreement will terminate, except as otherwise set forth below, upon notice to Distributor in the event of any of the following:

         (a) Distributor fails to meet the minimum purchase requirements set forth herein;

         (b) Distributor ships any Products outside the Territory, or if Distributor ships or sells the Products to any entity or person whom Distributor knows or should know will or is likely to sell, distribute, or otherwise dispose of such Products outside the Territory;

         (c) Distributor becomes insolvent or if bankruptcy or similar proceedings are instituted against Distributor, and such termination will take effect on the day after such event takes place, without it being necessary for NSAI to give notice to Distributor;

         (d) In the event of any breach by Distributor of its obligations hereunder or any breach by Distributor of any of its agreements, representations, warranties, covenants or obligations contained in any agreement between Distributor and NSAI or any of its affiliates, as such term is defined in the Business Corporations Act (Ontario);

         (e) Upon any change of ownership, control, or geographic location of Distributor to which NSAI has not consented in advance.

         18. Effect of Termination. Upon any termination or expiration of this Agreement, or at anytime upon the request of NSAI, Distributor shall, at Distributor's expense, return to NSAI all documents and other copies of any Technical Information and Confidential Information in its possession or under its control. Upon the termination of this Agreement, Distributor shall have a period of ninety (90) days to dispose of its remaining inventory of Products within the Territory in accord with the terms of this Agreement. After such ninety (90) day period, Distributor may only sell such remaining inventory to NSAI which shall be purchased at Distributors cost. In the event of a bankruptcy or similar proceeding involving Distributor, Distributor shall forfeit any and all rights to and in all Products in Distributor's possession. NSAI and/or NSA shall have the right to retrieve the Products upon payment of the shipping fees and expenses and the return of the amount paid for the Products, less any amounts owed to NSAI by Distributor.

         19. Relationship Between the Parties. This Agreement shall not create the relationship of principal and agent between the parties.
Distributor shall have no authority to make any commitment on behalf of NSAI, and NSAI shall have no authority to make any commitment on behalf of Distributor. Distributor warrants that it shall not act as or represent itself to be an agent for NSAI, nor create or attempt to create any obligation or liability on behalf of NSAI. NSAI warrants that it shall not act as or represent itself to be an agent for Distributor, nor create or attempt to create any obligation on behalf of Distributor.

         20. Appointment of Agents. Distributor may appoint authorized subdistributors, dealers or agents to Distribute within the Territory in such numbers and at such locations as may be approved by NSAI, which approval shall not be unreasonably withheld. Distributor shall be responsible for the performance of its subdistributors, dealers or agents and nothing in this Agreement shall create the relationship of principal and agent or distributor between NSAI and any such subdistributor, dealer or agent.

         21. Compliance with Foreign Laws. Distributor will comply with all applicable laws and regulations during the course of performance of this Agreement and related activities. Should registration of this Agreement with governmental authorities be required under the laws of any country in the Territory, Distributor shall comply with such registration requirements and provide proof of such compliance to NSAI.

         22. Compliance with Foreign Corrupt Practices Act. Distributor represents and agrees that it has not offered, given, promised to give or authorized giving, and will not offer, give, promise to give or authorize giving, directly or indirectly, any money or anything else of value to any governmental official, political party, political official or candidate for political office in connection with its activities hereunder.

         23. Counterparts; English Version. This Agreement shall be executed in duplicate but shall not be binding upon NSAI until a copy, signed by Distributor, is executed by NSAI. This Agreement is entered into in the English language. Should a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Agreement, the English text shall govern.

         24. Force Majeure. No liability shall result from the delay in performance or non-performance (other than the obligation to pay for Products shipped) caused by force majeure or circumstances beyond the reasonable control of the party affected, including, but not limited to, Acts of God, fire, flood, war, embargo, any United States or foreign government regulation, direction or request, accident, labor trouble, or shortage of, or inability to obtain material, equipment or transport.

         25. Notice. Any notice required or permitted herein may be hand delivered, faxed, telexed, cabled or mailed, properly addressed to the party to be notified at the address set forth above or at the last known address given by such party to the other party, and shall be deemed delivered when so transmitted.

         26. Governing Law; Jurisdiction and Venue. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee without regard to principles of conflicts of laws. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Shelby County, Tennessee and that, therefore, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Tennessee in Shelby County or the federal district court serving Shelby County, Tennessee; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, at the address provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules of said state.

         27. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable under applicable law, such invalidity, illegality or unenforceability shall be limited to such provisions and the remainder of this Agreement shall be valid and binding upon NSAI and Distributor.

         28. Headings. The headings contained in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

         29. Exhibits. The Exhibits referred to herein are expressly incorporated into this Agreement by this reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                    NATIONAL SAFETY ASSOCIATES OF CANADA INC.

                                    By: /s/ G. Paul Stewart
                                       ----------------------------------------
                                    Its: President
                                        ---------------------------------------


                                    NSA INTERNATIONAL, INC.

                                    By: /s/ William R. Hagel
                                       ----------------------------------------
                                    Its: Chief Financial Officer - Secretary
                                        ---------------------------------------

                      EXHIBIT A TO DISTRIBUTION AGREEMENT

                                                                  Price in
Item                                                              U.S. Dollars
- ----                                                              ------------
10P                                                               $        14.00
144DW                                                             $        38.00
25I                                                               $        16.00
50C                                                               $        40.00
100S                                                              $        46.00
210SP                                                             $        85.00
210 SPR                                                           $        32.00
150 SH                                                            $        51.00

600A                                                              $        30.00
600A Filter                                                       $         8.50
692A                                                              $        45.00
692A Filter                                                       $         8.50
1200A                                                             $        40.00
1200A Filter                                                      $         8.50
7100A/B                                                           $       160.00
7100A Filter                                                      $         8.50
7100 HEPA                                                         $        25.00

Juice Plus+ capsules                                              $        38.00
Juice Plus+ chewables                                             $        17.00
Juice Plus+ Lite                                                  $        25.00
Juice Plus+ Bars Ch.                                              $        32.00
Juice Plus+ Bars Apple                                            $        32.00

Personal Alarm                                                    $        35.00
Surestop                                                          $        25.00
Door View                                                         $        25.00
Cycle Alarm                                                       $        11.00
Auto Alarm                                                        $        37.50

          All prices stated above are in U.S. Dollars F.C.A., Incoterms 1990 at NSAI's dock, Memphis, Tennessee.

                      EXHIBIT B TO DISTRIBUTION AGREEMENT

                              Plan of Distribution


- ------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTOR RETAIL PROFIT
- ------------------------------------------------------------------------------------------------------------------------------------
                                                  Purchase         NSA       Suggested                     Preferred      Preferred
                                               Volume Credit    Wholesale      Retail        Retail         Customer       Customer
Model                (Description)                 (PVC)          Price        Price         Profit          Price          Profit
- ------------------------------------------------------------------------------------------------------------------------------------
Juice Plus(TM)
- ------------------------------------------------------------------------------------------------------------------------------------
           Capsules     (4 Sets)                $144   (80%)      $180         $239          $ 59           $199            $19
           Capsules     (2-Pack)                  36   (80%)        45           30.75         14.75          49.75           4.75
       Lite vanilla     (6 Cans)                 100.50(80%)       126          174            48            144             18
     Lite Chocolate     (6 Cans)                 100.50(80%)       126          174            48            144             18
         Lite Combo     (3 Van./3 Choc.)         100.50(80%)       126          174            48            144             18
       Lite Vanilla     (2 Cans)                  33.50(80%)        42           58            16             48              6
     Lite Chocolate     (2 Cans)                  33.50(80%)        42           58            16             48              6
        Lite 2-Pack     (Van./Choc.)              33.50(80%)        42           58            16             48              6
          Chewables     (4 Sets)                  80   (80%)       100          129            29            114             14
          Chewables     (2-Pack)                  20   (80%)        25           32.50          7.25          29.50           3.50
- ------------------------------------------------------------------------------------------------------------------------------------
Water Systems
- ------------------------------------------------------------------------------------------------------------------------------------
                10P     (Portable)                48   (80%)        60           74            14             65              5
                25I     (Ice maker)               60   (80%)        75           99            24             90             15
                30C     (Countertop)             144   (80%)       180          239            59            199             19
               100S     (Under sink)             175   (80%)       220          289            59            255             35
              144DW     (Speciality Countertop)  152   (80%)       190          249            59            215             25
              150SH     (Shower)                 192   (80%)       240          350           110            N/A            N/A
               300H     (Whole House)            324   (80%)       540          749           209            N/A            N/A
              300HR     (Replace, Cylinder)      150.50(70%)       215          340            25            N/A            N/A
             9000HM     (Heavy Metal)            210   (70%)       300          399            99            N/A            N/A
  ???? High Density
    Replace, Filter                               72   (80%)        90          120            30            N/A            N/A
              200SP     (Sparkling Water System) 227.50(70%)       325          375            50            N/A            N/A
      2005P Essence     (4)                       12.50(50%)        25           25           N/A            N/A            N/A
- ------------------------------------------------------------------------------------------------------------------------------------
Air Systems
- ------------------------------------------------------------------------------------------------------------------------------------
              1200A     (Personal)               150   (80%)       200          249            49            225              25
             1200AF     (Replace, Filter Combo)   35   (80%)        45           45           N/A             45             N/A
        7100A/7100B     (Stationary Room)        342   (80%)       570          695           125            615              45
             7100AF     (EC-1270 Replace, Filter) 35   (80%)        45           45           N/A             45             N/A
             7100HF     (HEPA Replace, Filter)   106   (80%)       135          135           N/A            155             N/A
               600A     (Auto)                   120   (80%)       150          199            49            175              25
              600AF     (Replace, Filter)         24   (80%)        30           30           N/A             30             N/A
              692AH     (Heat)                   150   (80%)       225          295            70            255              40
              692AF     (Replace, Filter)         35   (80%)        45           45           N/A             45             N/A


- ---------------------------------------------------------------------------------------------------------------------
                                       CUMULATIVE PVC QUALIFICATIONS
- ---------------------------------------------------------------------------------------------------------------------
                                        DIRECT DISTRIBUTOR     SR. DIRECT DISTRIBUTOR        SALES COORDINATOR
Group PVC                                           $2,000                     $6,000                  $12,000
Personal PVC                                        $1,000
Lines with a Direct Distributor in Each                  0                          2                        2

Note:  PVC generated to attain each level counts towards the next level.

- ---------------------------------------------------------------------------------------------------------------------
                                             COMPENSATION
- ---------------------------------------------------------------------------------------------------------------------
                                        DIRECT DISTRIBUTOR     SR. DIRECT DISTRIBUTOR        SALES COORDINATOR
Commission*                                         6% DDC                     6% DDC                   6% DDC
                                                                               8% DDC                   8% DDC
                                                                                                        8% SCC
Performance Bonus**                                 5%  PB                     5%  PB                   5% PB
Promote-Out Bonus**                                                                                     4% POB

*Must have S200 PVC in monthly Distributor PVC to Qualify
**Pending qualification as described in Definitions.
- ---------------------------------------------------------------------------------------------------------------------
                                 QUALIFYING NATIONAL MARKETING DIRECTOR
- ---------------------------------------------------------------------------------------------------------------------
Qualification
     a)  $60,000 in "payline" downline PVC during any two consecutive calendar months,
                                                      (and)
     b)  Five (5) downline "legs" with a Sales Coordinator in each.
         NOTE:  Qualification (b) must be met within two months after qualification (a). (Example: $80,000 PVC in
         January/February...must have five "legs" with Sales Coordinators by the end of April)
                                                      (also)
         Qualifying NMD status will not be recognized until all qualification standards have been met.

Compensation & Benefits

     *   5th Generation Performance Bonus - After your qualifying month as a Qualifying NMD, you are eligible to receive an additional Performance Bonus equal to 5% of all PVC through the fifth generation of bonus qualifiers or qualified positions.  The qualification to receive this bonus will be exactly the same as set forth in definition #11.
     *   Qualifying National Marketing Director Business Incentive Bonus - Business Incentive Bonus as
         described and according to qualification and requalification standards set forth in NBA's Qualifying
         National Marketing Director Program.
- ---------------------------------------------------------------------------------------------------------------------
                                                    NATIONAL MARKETING DIRECTOR
- ---------------------------------------------------------------------------------------------------------------------
Qualification
     a)  Six (6) months as Qualifying NMD.
     b)  $300,000 in "payline" downline PVC during a six-month period.
         NOTE:  The PVC requirements must be met within any six consecutive months after the Qualifying NMD's qualifying month.  Consequently, PVC used to qualify as a Qualifying NMD may not be used for NMD qualification.

Benefits
    *    NMD Benefits Package
    *    Business Incentive Bonus, and other benefits, as described and according to qualification and requalification standards set forth in NSA's National Marketing Director Program.

- -------------------------------------------------------------------------------
                                  DEFINITIONS
- -------------------------------------------------------------------------------

 1.  WHOLESALE PRICE - The distributor cost of all products offered by NSA.

 2. PURCHASE VOLUME CREDIT - The percentage of wholesale price that applies for commissions, bonuses and promotions.

 3. PREFERRED CUSTOMER PRICE - The priced offered to a customer who has committed to consuming Juice Plus(TM) for 120 days.

 4. PERSONAL PVC - The purchase volume credit under your distributor number only. $1,000 must be completed on a cumulative basis, by any distributor who is requesting promotion.

 5. DISTRIBUTOR PVC - The purchase volume credit of products purchased from NSA under your distributor number and sponsored Dealers' numbers during a PVC month. This is the volume upon which you are paid Direct Distributor Commission.

 6. QUALIFYING MONTH - The calendar month you qualify as a Direct Distributor, Senior Direct Distributor, Sales Coordinator, etc.

 7. EFFECTIVE MONTH - The first calendar month following the qualifying month. You become eligible to draw the benefits of your newly qualified position beginning with the effective month, not in your qualifying month.

 8. PAYLINE - Downline purchase volume credit on which a Direct Distributor receives Performance Bonus during any given month.

 9. BONUS QUALIFIER - A Direct Distributor with a minimum of $2,000 Distributor PVC during a calendar month or as described in #11 below.

10. LINE (SOMETIMES REFERRED TO AS "LEG") - A part of your total downline that starts with someone personally sponsored by you, and continuing below that sponsorship. Each person personally sponsored by you starts a new and separate line.

11. PERFORMANCE BONUS - Subject to qualification, you may receive a Performance Bonus equal to 5% of PVC through four (4) generations of downline bonus qualifiers or qualified positions in each lien. The first generation is completed by your first downline bonus qualifier. However, you will be paid on all non-qualifying volume between you and your first generation. The only volume you will not receive 5% Performance Bonus on is your Distributor PVC, and PVC done below your 4th (or 5th) generation, in each leg.

          Qualification for Performance Bonus -
          A Direct Distributor may qualify to receive monthly Performance Bonus by:
         - Having a minimum of $2,000 in Distributor PVC including prior month "excess" PVC), or
         - Having two (2) lines with a bonus qualifier in each, and $1,000 in Distributor PVC (including prior month "excess" PVC), or
         - Having three (3) lines with a bonus qualifier in each, in which case there is NO Distributor PVC requirement excess PVC
     NOTE See minimum pass through definition.

12. EXCESS PVC - Monthly purchase volume credit in excess of the amount required to qualify for a month's Performance Bonus, or Promote-Out Bonus. This excess may be used toward the following month's qualification next month ???

13. SALES COORDINATION "OPEN" DOWNLINE - All Dealers, Direct Distributors and Senior Direct Distributors in the downline structure of a Sales Coordinator that are not under another downline Sales Coordinator. (This includes the Sales Coordinator's own distributor position.)

14. SALES COORDINATOR PROMOTE-OUT - The first Sales Coordinator to qualify within each of your downline "legs".

15. PROMOTE-OUT BONUS (POB) - Subject to qualification, you may receive a Promote-Out Bonus equal to 4% or "open" downline PVC of the first qualified Sales Coordinator or POS qualified position below you.
         Qualification for Promote-Out Bonus
        - Having a minimum of $3,000 in "open" downline PVC (including prior month "excess" PVC), or
        - Having two (2) lines with a qualified Sales Coordinator in each, and $1,000 in your "open" downline (including prior month "excess" PVC), or
        - Having three (3) lines with a qualified Sales Coordinator in each, in which case there is NO PVC requirement with your Excess PVC
     NOTE See minimum pass through definition.

16. QUALIFIED POSITION - A Direct Distributor or Sales Coordinator who qualifies for a Performance Bonus or a Promote-Out Bonus as described in #11 and #15 above.

17. MINIMUM PASS THROUGH (MPT) - When Direct Distributors or Sales Coordinators qualify for Performance Bonus or Promote-Out Bonus with less than $2,000 PVC (distributor) or $3,000 PVC (coordinator), they are required to pass a minimum bonus to the upline qualifiers in each case. This bonus would be equal to 5% (Performance Bonus) or 4% (Promote-Out Bonus) of the difference between their actual distributor or coordinator "open" PVC, and the $2,000 or $3,000 PVC requirement, whichever applies.

18. DIRECT DISTRIBUTOR COMMISSION - Commission paid to Direct Distributors and above on the volume they have done personally, as well as the volume done by all of their Dealers, who are not under another Direct Distributor.

19. SENIOR DIRECT DISTRIBUTOR COMMISSION - Commission paid to Senior Direct Distributors and above on the volume they have done personally as well as the volume done by all Dealers and Direct Distributors, who are not under another Senior Direct Distributor.

20. SALES COORDINATOR COMMISSION - Commission paid to Sales Coordinators and above on the volume they have done personally, as well as the volume done by all Dealers, Direct Distributors and Senior Direct Distributors, who are not under another Sales Coordinator.

21. PVC MONTH - This is the "business month" used by NSA which starts on the first day of a calendar month, and extends into the second or third week of the following month. In other words, from the first day of the second month, until the day designated as the "cutoff" day, a distributor has the option of leaving an order in the current calendar month or moving it back to the previous month. If you want to back date your order, you must specify this when placing the order.





                                                                [Recycle Logo]

[NSA LOGO]  NATIONAL SAFETY ASSOCIATES LTD.                 [LOGO]                 QST Registration          GST Registration
            2785 Skymark Avenue, Unit 15                                           No. 1003634724            No. R103836623
            Mississauga, ON, Canada L4W 4Y3
            (905) 624-6365 Fax (905) 624-4824

                                              NSA INDEPENDENT DISTRIBUTOR APPLICATION

This application form, when processed by National Safety Associates Ltd. (NSA), together with the Rules of Operation for an NSA
Distributor contained herein, the provisions for Distributor compensation contained in the Profit and Incentive brochure form No.
2955710, and related documents, all of which are incorporated herein, constitutes the agreement between the applicant and NSA, and no other promises, offers, representations, agreements or understandings of any kind shall be binding upon NSA. NSA reserves the right to amend the NSA Sales Program and Rules of Operation for an NSA Distributor from time to time as it deems appropriate.

PLEASE TYPE OR PRINT                Manitoba residents see amendment I following. Quebec residents see amendment II attached.
- ------------------------------------------------------------------------------------------------------------------------------------
  NAME [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]    SOCIAL INSURANCE NO. [ ][ ][ ]-[ ][ ][ ]-[ ][ ][ ]
                   LAST                         FIRST

  SPOUSE'S NAME [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
                                 LAST                                  FIRST

  NSA BUSINESS NAME[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
                                                        (if applicable only)

  ADDRESS [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
                                                                             APT. NO.             P.O. BOX NO.

  CITY [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]  PROVINCE [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ] POSTAL CODE [ ][ ][ ][ ][ ][ ]

  TELEPHONE NO. RESIDENCE  ([ ][ ][ ]) [ ][ ][ ]-[ ][ ][ ][ ]   BUSINESS ([ ][ ][ ]) [ ][ ][ ]-[ ][ ][ ][ ]  [ ][ ][ ][ ]
                               Area                                         Area                                Ext No.

  FACSIMILE NO. ([ ][ ][ ]) [ ][ ][ ]-[ ][ ][ ][ ]
                    Area

  NAME OF SPONSOR [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]   NSA IDENTIFICATION NO. [ ][ ][ ]-[ ][ ][ ]-[ ][ ][ ]

         LANGUAGE PREFERENCE: ENGLISH [ ]  FRENCH [ ]     CURRENCY PREFERENCE: CANADIAN [ ] FOREIGN [ ]
- ------------------------------------------------------------------------------------------------------------------------------------
                                                     APPLICANT ACKNOWLEDGEMENT

I hereby acknowledge that I have read this application, front and back, and that I understand there is no requirement beyond the filing of this application and payment of a $40.00 cost ($42.60 for Quebec residents) to become an NSA Distributor, and that any purchase of product inventory, sales aids, literature, etc., is strictly voluntary. I also acknowledge that the information that appears on this application is correct. I agree to abide by the Rules of Operation for an NSA Distributor as currently published and as amended and updated from time to time in official NSA literature. I agree to indemnify and hold NSA harmless against any claims, costs, damages, losses, liabilities or expenses (including lawyer fees) arising from or connected with, directly or indirectly, my breach of this Agreement or other conduct by me, my agent or employee. I acknowledge that if I breach this contract,
NSA shall have the right to terminate my position and shall be entitled to damages and injunctive relief prohibiting any further violation of this contract. By signing this Agreement I give permission to NSA to use my personal S.I.N. for file identification.

I hereby agree to be sponsored by the individual whose signature appears below my signature.

Distributor Applicant X___________________________________________________________________________________  Date [ ][ ][ ][ ][ ][ ]
                                                                                                                   M      D    Y

As the Sponsor, I certify that I have presented the NSA Sales Program to the applicant in its entirety without material omission or distortion and that all representations made in the course of recruiting this applicant have complied with the applicable Rules of
Operation for an NSA Distributor. I agree to personally indemnify, defend and hold NSA harmless against any claims, costs, or liability resulting from my breach of this provision, including the payment of reasonable lawyer fees to defend such claims.

Sponsor X_________________________________________________________________________________________________  Date [ ][ ][ ][ ][ ][ ]
                                                                                                                   M      D    Y

The payment of $40.00 ($42.60 for Quebec residents) for my application as an NSA Distributor will be paid by one of the following methods. Funds are payable to National Safety Associates Ltd. The payment type is as indicated:

                   Cheque [ ]               Money Order [ ]               Visa [ ]               MasterCard [ ]

I hereby irrevocably authorize you to charge my credit card being:

Visa or MasterCard No. [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]      Exp. Date [ ][ ][ ][ ]

Cardholder's Signature X____________________________________________________      Printed__________________________________________
the amount of $40.00 ($42.60 for Quebec residents) for my application as an NSA Distributor.


                               OMITTED SCHEDULES

         The following Schedules to the Asset Purchase Agreement by and between National Safety Associates Limited and National Safety Associates of Canada Inc. are omitted from the Current Report on Form 8-K pursuant to Rule 229.600 [Item 601(b)(2)]. Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Disclosure Schedule

Acquired Tangible Personal Property Listing

Inventory Listing

Acquired Utility Deposit Listing

Acquired Prepaid Items and Security Deposits Listing

Acquired Distributor Contract Listing

Excluded Asset Listing

Affected Employee Listing

Purchase Price Allocation Agreement

Security Agreement

Assignment and Assumption Agreement

Non-Competition and Non-Solicitation Agreement

Bill of Sale

Landlord's Consent to Assignment

Assignment of Trademarks between National Safety Associates, Ltd. and
Registrant

Assignment of Lease Agreement